UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 22, 2015 (January 15, 2015)

AMERICAN HOUSING REIT INC.
 (Exact name of Registrant as specified in its charter)

Maryland	333-170828	46-4022327
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 450, Bethesda MD20814
 (Address of principal executive offices)(Zip code)

(240) 204 5378
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Loan Agreement set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Entry Sheet Arrangement of a Registrant.

AHR First Borrower, LLC, a Delaware limited liability company (“Borrower”), which is an indirect wholly owned subsidiary of American Housing REIT Inc., a Maryland corporation (the “Company”), entered into a loan agreement, dated as of January 15, 2015 (the “Loan Agreement”), with B2R Finance L.P., as lender (“Lender”).  Pursuant to the Loan Agreement, Borrower borrowed $5,000,000 (the “Loan”) from Lender.  The Loan is a two-year, floating rate loan.  The floating rate is computed monthly based on three-month LIBOR (subject to a LIBOR floor rate of 0.25%) plus a fixed spread of 4.75%.  Interest on the Loan is paid monthly beginning on March 8, 2015.  The Loan is secured by first priority mortgages on a portfolio of 72 single-family homes operated as rental properties (collectively, the “Properties”) owned by the Borrower.

The initial maturity date of the Loan is February 8, 2017 (the “Stated Maturity Date”).  Borrower has the option to extend the Loan beyond the Stated Maturity Date for three successive one-year terms, provided that (i) there is no event of default under the Loan Agreement on the applicable maturity date, (ii) Borrower obtains a replacement interest rate cap agreement in a form reasonably acceptable to Lender, (iii) all amounts due and payable by Borrower pursuant to the Loan as of the applicable maturity date have been paid in full, (iv) Borrower pays to Lender an extension fee equal to 0.25% of the outstanding principal balance of the Loan on the applicable maturity date and (v) the debt service coverage ratio as of the applicable maturity date, and the date the extension option is exercised, is not less than 1.30 : 1.00.  The Loan Agreement requires that Borrower comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness Borrower can incur, limitations on sales and dispositions of the Properties and various restrictions on the use of cash generated by the operations of the Properties while the Loan is outstanding.  The Loan Agreement also includes customary events of default, the occurrence of which would allow the Lender to accelerate payment of all amounts outstanding thereunder.

The description above is a summary and is qualified in its entirety by the Loan Agreement, which is incorporated herein by reference and attached to this report as Exhibit 10.1.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Agreement, dated as of January 15, 2015, between AHR First Borrower LLC, as Borrower, and B2R Finance L.P., as Lender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOUSING REIT INC.

January 22, 2015	By:	/s/ Conn Flanigan
Name: Conn Flanigan
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
10.1	Loan Agreement, dated as of January 15, 2015, between AHR First Borrower LLC, as Borrower, and B2R Finance L.P., as Lender.